EXHIBIT 5.1

                                 Law Offices of
                               Tolins & Lowenfels
                           A Professional Corporation
                     747 Third Avenue, New York, N.Y. 10017
(212) 421 1965
(212) 888 7706

                                         December 24, 2003

Board of Directors
Bio-Reference Laboratories, Inc.
481 Edward H. Ross Drive
Elmwood Park, New Jersey 07407

                           RE: REGISTRATION STATEMENT ON FORM S-3/S-8 WITH RESPECT TO BIO-REFERENCE LABORATORIES, INC. 1989 EMPLOYEES' STOCK OPTION PLAN, 2000 EMPLOYEE
                                INCENTIVE   STOCK  OPTION  PLAN,  2003  EMPLOYEE
                                INCENTIVE STOCK OPTION PLAN, AND NONPLAN EXECUTIVE, CONSULTANT AND DIRECTOR OPTIONS

Gentlemen:

         This opinion is delivered to you in connection with the Registration Statement on Form S-8/S-3 (the "Registration Statement") which will be filed with the Securities and Exchange Commission on or about December 24, 2003 by Bio-Reference Laboratories, Inc., a New Jersey corporation (the "Company") under the Securities Act of 1933, as amended ("the Act") for registration under the Act of 2,613,085 shares (the "Shares") of Common Stock, $.01 par value, of the Company. The Shares being registered are shares to be sold and issued by the Company pursuant to its 1989 Employees' Stock Option Plan, 2000 Employee
Incentive Stock Option Plan, 2003 Employee Incentive Stock Option Plan and shares underlying certain executive, consultant and director options (collectively the "Plans") and shares purchased and to be purchased pursuant to the Plans by affiliates of the Company for reoffer and resale.

         For purposes of this opinion, we have reviewed copies duly authenticated to our satisfaction of the Company's certificate of incorporation as amended, its by-laws, the minutes of its board of directors and its stockholders, the Plans and the Registration Statement. We have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Shares. We have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purpose of rendering this opinion.

         Subject to the foregoing, we are of the opinion that based upon the procedures which have been taken or as contemplated by us, as your counsel, will be taken in connection with the issuance of the Shares upon exercise of options granted and to be granted under the Plans, the Shares will be, and those of the Shares issued to date upon exercise of options granted under the Plans are, legally issued, fully paid and non-assessable. The foregoing opinion assumes completion of any proceedings necessary to permit such transactions to be carried out in accordance with the securities laws of the various states to the extent required.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to our firm in the Prospectus under the caption "Legal Matters".

                                                     Very truly yours,

                                                   s/ Tolins & Lowenfels
                                                      A Professional Corporation